Exhibit 23.1




               Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 for an aggregate of 124,771 shares of Common Stock, $.10 par value) of our report dated May 24, 1996, with respect to the consolidated financial statements and schedules of Computer Associates International, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended March 31, 1996, filed with the Securities and Exchange Commission.



                                        /s/ ERNST & YOUNG LLP


New York, New York
December 27, 1996